UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
COMMUNITY BANKERS TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive, Glen Allen, VA	23060

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 934-9999

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On Friday, January 30, 2009, Community Bankers Trust Corporation (the “Company”), a Delaware corporation, announced that Bank of Essex (“BOE”), a wholly-owned, Virginia state-chartered banking subsidiary of the Company, entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Suburban Federal Savings Bank, Crofton, Maryland (“SFSB”), providing for the assumption by BOE, effective 6:00 p.m. on Friday, January 30, 2009, of all deposit liabilities and the purchase of certain assets of SFSB. BOE assumed approximately $312 million in deposits, all of which are deemed to be core deposits. BOE received a discount on these deposits of $45 million. BOE purchased approximately $348 million in loans and other assets, and will be providing loan servicing to SFSB’s existing loan customers. BOE has entered into a loss share arrangement with the FDIC with respect to the assets purchased. All deposits have been fully assumed and all deposits maintain their current insurance coverage. A copy of the Purchase and Assumption Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release, dated January 30, 2009, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     On February 2, 2009, Community Bankers Trust Corporation issued a press release declaring a quarterly dividend of $0.04 per common share outstanding. All shareholders of record as of February 12, 2009 will receive the dividend on February 25, 2009. A copy of the Company’s press release issued February 2, 2009 is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements and Exhibits.
     The financial statements required by this item have not been filed on this initial Current Report on Form 8-K, but will be filed by amendment to this report in accordance with the requirements of Item 9.01(a)(4) of Form 8-K.
(b) Pro Forma Financial Information.
     The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment to this report in accordance with the requirements of Item 9.01(b)(2) of Form 8-K.
(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Purchase and Assumption Agreement, dated as of January 30, 2009, by and among the Federal Deposit Insurance Corporation, Receiver of Suburban Federal Savings Bank, Crofton, Maryland, Bank of Essex and the Federal Deposit Insurance Corporation.

99.1	Press Release dated January 30, 2009.

99.2	Press Release dated February 2, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
Date: February 4, 2009
	By:	/s/ Bruce E. Thomas
Bruce E. Thomas, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of January 30, 2009, by and among the Federal Deposit Insurance Corporation, Receiver of Suburban Federal Savings Bank, Crofton, Maryland, Bank of Essex and the Federal Deposit Insurance Corporation.

99.1	Press Release dated January 30, 2009.

99.2	Press Release dated February 2, 2009.